EXHIBIT 31.1

CERTIFICATION

I, Dror Bashan, certify that:

1.    I have reviewed this Annual Report on Form 10-K/A of Protalix BioTherapeutics, Inc.;

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: May 1, 2023

/s/ Dror Bashan
Dror Bashan
President and Chief Executive Officer